Exhibit 99.1

    ARBOR REALTY TRUST APPOINTS ARCHIE R. DYKES TO ITS BOARD OF DIRECTORS

    UNIONDALE, N.Y., April 19 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced the appointment of Dr. Archie R. Dykes to its Board of Directors as an independent member.

    Dr. Dykes is Lead Director of PepsiAmericas, Inc. and is also the Chairman of Capital City Holdings Inc., a venture capital organization. His appointment brings the number of independent directors to five.

    "Archie has a breadth of knowledge gained from serving on various boards over the years and is particularly strong in the area of corporate governance," said Ivan Kaufman, Chairman and Chief Executive Officer of Arbor. "His depth of experience further strengthens our board and we welcome the opportunity to receive his counsel."

    Dr. Dykes was Chairman of the Board and Chief Executive Officer of Fleming Companies until September 2004. He assumed those roles at Fleming in March 2003 following his service to the company as Non-Executive Chairman of the Board. He also served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987 and was the Chancellor of the University of Kansas from 1973 to 1980. Prior to that, he served as Chancellor of the University of Tennessee.

    Dr. Dykes also serves as a director of Midas, Inc. and Raytech Corporation. He is a member of the Board of Trustees of the Kansas University Endowment Association, the William Allen White Foundation and YouthFriends, Inc. Dr. Dykes formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the Executive Committee of the Association of American Universities.

    He received his Bachelor's and Master's degrees from East Tennessee University and his Doctorate from the University of Tennessee.

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:                              Investors:
    Arbor Realty Trust, Inc.               Stephanie Carrington/ Denise Roche
    Paul Elenio, Chief Financial Officer   The Ruth Group
    516-832-7408                           646-536-7017 / 7008
    paul.elenio@thearbornet.com            scarrington@theruthgroup.com
                                           droche@theruthgroup.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             04/19/2006
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-832-7408, paul.elenio@thearbornet.com, or Media: Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, both of Arbor Realty Trust, Inc.; or Investors: Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./
    (ABR)